                                                                    EXHIBIT 11.1


                              DIEDRICH COFFEE, INC.
                        COMPUTATION OF PER SHARE EARNINGS


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
                                              Twelve Weeks        Twelve Weeks       Twenty-Four Weeks     Twenty Four Weeks
                                                 Ended                Ended                Ended                 Ended
                                           December 13, 2000    December 15, 1999    December 13, 2000     December 15, 1999
                                           -----------------    -----------------    -----------------     -----------------

BASIC EARNINGS PER SHARE

Net income (loss) ..................          $    163,577          $    599,028          $   (948,887)          $   209,537
                                              ============          ============          ============           ===========

Weighted average number of shares
outstanding during the period ......            12,645,356            12,615,601            12,645,356            12,319,034
                                              ============          ============          ============           ===========

Basic net income (loss) per share ..          $       0.01          $       0.05          $      (0.08)          $      0.02
                                              ============          ============          ============           ===========

DILUTED EARNINGS PER SHARE

Diluted net income (loss) ..........          $    163,577          $    599,028          $   (948,887)          $   209,537
                                              ============          ============          ============           ===========

Weighted average number of shares
outstanding during the period ......            12,645,356            13,266,565            12,645,356            13,052,131

Incremental shares attributable to
 the exercise of outstanding options                    --                    --                    --                    --
                                              ------------          ------------          ------------           -----------

      Total shares .................            12,645,356            13,266,565            12,645,356            13,052,131
                                              ============          ============          ============           ===========

Diluted net income (loss) per share           $       0.01          $       0.05          $      (0.08)          $      0.02
                                              ============          ============          ============           ===========
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